SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 24, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, plus exhibit

Item 2.02. Disclosure of Results of Operations and Financial Condition
Yadkin Valley Financial Corporation, (“the Company”) Elkin, NC (NASDAQ: YAVY — news), the holding company for Yadkin Valley Bank and Trust Company (“the Bank”), reports earnings of $3.92 million for the quarter ended September 30, 2007, an increase of 7.8% as compared with earnings of $3.64 million for the same quarter of 2006. Diluted earnings per share (“EPS”) were $0.37 and $0.34 for the quarters ended September 30, 2007 and 2006, respectively, an increase of 8.8%. Return on equity (“ROE”) was 11.9% for the quarter ended September 30, 2007, down from 12.1% for the quarter ended September 30, 2006, and return on tangible equity (“ROTE”) decreased to 16.7% from 17.7% over the same periods.
Item 9.01(d): Exhibits
     Exhibit 99:      Press Release
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

By:	\s\Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	October 24, 2007